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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Ramsay Youth Services, Inc. of Form S-3 of our report dated March 16, 2001, appearing in the Annual report on Form 10-K of Ramsay Youth Services, Inc.
for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP


Miami, Florida
September 28, 2001